EXHIBIT 21.1


                                  SUBSIDIARIES

The Company's principal wholly owned subsidiaries at December 31, 2001 were as follows:


COMPANY                                    COUNTRY OF INCORPORATION             PRINCIPAL ACTIVITY
Cronos Containers Limited*                 UK                                   Container leasing,  management and
                                                                                administration

Cronos Containers N.V.*                    Netherlands Antilles                 Container investment manager

Cronos Capital Corp.                       USA                                  General Partner and limited partnership
                                                                                administration, container investment
                                                                                manager

Cronos Securities Corp.                    USA                                  Securities broking

Cronos Containers Inc.                     USA                                  Administration and marketing -- USA

Cronos Containers PTE Limited*             Singapore                            Administration and marketing -- Singapore

Cronos Containers Pty Limited*             Australia                            Administration and marketing -- Australia

Cronos Containers S.r.l                    Italy                                Administration and marketing - Southern
                                                                                Europe

Cronos Containers (Hong Kong) Limited*     Hong Kong                            Administration and marketing - Hong Kong
                                                                                and Australasia

Cronos Container Leasing GmbH              Germany                              Administration and marketing -- Germany

Cronos Equipment (Bermuda) Ltd*            Bermuda                              Container Investment

Cronos Finance (Bermuda) Ltd*              Bermuda                              Container Investment

C G Finance B.V.                           Netherlands                          Financing

Cronos Management N.V.*                    Netherlands Antilles                 Holding Company and provision of
                                                                                Executive services

Cronos Containers Scandinavia AB           Sweden                               Intermodal equipment management

Intermodal Leasing AB                      Sweden                               Intermodal equipment management

Cronos Containers (Cayman) Ltd.*           Cayman Islands                       Container Investment

Cronos Holdings Investments Inc.*          USA                                  Holding Company

       * Denotes companies owned directly by the Company. All the other companies are owned indirectly.